EXHIBIT 4.1

BERKSHIRE HATHAWAY ENERGY COMPANY
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
Eleventh Supplemental Indenture
Dated as of December 29, 2017

ELEVENTH SUPPLEMENTAL INDENTURE, dated as of December 29, 2017 (this “Eleventh Supplemental Indenture”), between BERKSHIRE HATHAWAY ENERGY COMPANY, an Iowa corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (the “Trustee”) under the Base Indenture referred to below.
WITNESSETH:
WHEREAS, the Company has heretofore executed and delivered that certain Indenture, dated as of October 4, 2002, between the Company and The Bank of New York, as trustee (the “Base Indenture” and, as amended by Article IV of the Second Supplemental Indenture thereto, dated as of May 16, 2003, between the Company and The Bank of New York, as trustee, as further amended by Article IV of the Fourth Supplemental Indenture thereto, dated as of March 24, 2006, between the Company and The Bank of New York Trust Company, N.A., as trustee, and as further amended by Article IV of the Fifth Supplemental Indenture thereto, dated as of May 11, 2007, between the Company and The Bank of New York Trust Company N.A., as trustee, the “Indenture”), to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness, the form and terms of which are to be established as set forth in Sections 2.01 and 3.01 of the Base Indenture;
WHEREAS, on August 28, 2007, the Company issued $1,000,000,000 aggregate principal amount of its 6.500% Senior Bonds due 2037 (the “Bonds”), pursuant to the Base Indenture, as supplemented by the Sixth Supplemental Indenture thereto (the “Sixth Supplemental Indenture”), dated as of August 28, 2007, by and between the Company and The Bank of New York Trust Company, N.A., as trustee;
WHEREAS, Section 9.02 of the Base Indenture provides, among other things, that the Company and the Trustee may, with the consent of the Holders (as defined in the Base Indenture) of not less than a majority in aggregate principal amount of the Outstanding Securities (as defined in the Base Indenture) of each series affected by such supplemental indenture, enter into indentures supplemental to the Base Indenture for, among other things, the purpose of adding provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of such series under the Indenture;
WHEREAS, the Holders of a majority in aggregate principal amount of the outstanding Bonds have delivered their consent to the amendments to the Indenture set forth herein as applicable to the Bonds, such delivery representing an “Act” of such Holders pursuant to Section 9.02 of the Base Indenture, and to the execution and delivery of this Eleventh Supplemental Indenture and the amendments contemplated hereby; and
WHEREAS, all acts and requirements necessary to make this Eleventh Supplemental Indenture a legal, valid and binding obligation of the Company have been done.
NOW, THEREFORE, THIS ELEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:
That in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Bonds as follows:
ARTICLE I.

DEFINITIONS
Section 1.01    Provisions of the Indenture. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Base Indenture.

ARTICLE II.
AMENDMENTS TO THE SIXTH SUPPLEMENTAL INDENTURE
Section 2.01    Amendments to the Sixth Supplemental Indenture. The Sixth Supplemental Indenture is hereby amended as follows:
(a)     A new Section 2.11 of the Sixth Supplemental Indenture shall be created and inserted as follows:
“Section 2.11(a). The following sections or clauses of the Base Indenture shall not apply to the Securities and shall be of no further force and effect with respect to the Securities:

(1)    Clauses (d), (e), (f) and (g) of Section 5.01, entitled “Events of
Default”;
(2)    Section 7.04, entitled “Reports by Company”;

(3)    Section 8.01(b), entitled “Consolidation, Merger, Conveyance,
Sale or Lease”
(4)    Section 10.02, entitled “Maintenance of Office or Agency”;
(5)    Section 10.04, entitled “Limitation on Liens”;
(6)    Section 10.05, entitled “Statement by Officers as to Default”;
(7)    Section 10.08, entitled “Copies Available to Holders”;
(8)    Section 10.09, entitled “Reports by Company”; and
(9)    Section 10.11, entitled “Calculation of Original Issue Discount”.
Section 2.11(b). Section 4.02, entitled “Events of Default,” of the Second Supplemental Indenture, dated as of May 16, 2003, between the Company and The Bank of New York, as trustee, to the Base Indenture shall not apply to the Securities and shall be of no further force and effect with respect to the Securities.
Section 2.11(c). Section 4.03, entitled “Reports by Company,” and Section 4.04, entitled “Reports by Company,” of the Fifth Supplemental Indenture, dated as of May 11, 2007, between the Company and The Bank of New York Trust Company N.A., as trustee, to the Base Indenture shall not apply to the Securities and shall be of no further force and effect with respect to the Securities.”
(b)     Section 2.03 of the Sixth Supplemental Indenture, entitled “Limitation on Liens,” is hereby deleted in its entirety and replaced with “[Reserved].”

ARTICLE III.

MISCELLANEOUS
Section 3.01    Execution as Supplemental Indenture. This Eleventh Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture, this Eleventh Supplemental Indenture forms a part of the Indenture.

Section 3.02    Governing Law.
THIS ELEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE TRUSTEE, THE HOLDERS AND THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ELEVENTH SUPPLEMENTAL INDENTURE, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE TRUSTEE, THE HOLDERS AND THE COMPANY IRREVOCABLY WAIVES, TO THE FULL EST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE SECURITIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURIS DICTION.
Section 3.03    Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
Section 3.04    Successors and Assigns. All covenants and agreements in this Eleventh Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
Section 3.05    Separability Clause. In case any provision in this Eleventh Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 3.06    Benefits of Eleventh Supplemental Indenture. Nothing in this Eleventh Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Eleventh Supplemental Indenture.
Section 3.07    Execution in Counterparts. This Eleventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 3.08    Trustee. The Trustee makes no representations as to the validity or sufficiency of this Eleventh Supplemental Indenture. The statements herein are deemed to be those of the Company and not of the Trustee.
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IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed by their respective officers or directors duly authorized thereto, all effective as of the day and year first above written.

BERKSHIRE HATHAWAY ENERGY COMPANY

By:	/s/ Calvin D. Haack
Name:	Calvin D. Haack
Title:	Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ R. Tarnas
Name:	R. Tarnas
Title:	Vice President

Eleventh Supplemental Indenture to 2002 Base Indenture